UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Athens Bancshares Corporation
(Exact name of registrant as specified in its charter)

Tennessee	27-0920126
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

106 Washington Avenue, Athens, Tennessee	37303
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class it to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-161967.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     Incorporated by reference to the portion of the Prospectus under the heading “Description of Athens Bancshares Corporation Capital Stock,” filed as part of the Registrant’s Registration Statement on Form S-1, File No. 333-161967, filed on September 17, 2009, as amended.
Item 2. Exhibits.
1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:
(a)	Charter

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-161967, filed on September 17, 2009, as amended.
(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-161967, filed on September 17, 2009, as amended.
(c)	Plan of Conversion

Incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-161967, filed on September 17, 2009, as amended.
2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-161967, filed on September 17, 2009, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATHENS BANCSHARES CORPORATION (Registrant)
Date: November 9, 2009	By:	/s/ Jeffrey L. Cunningham
Jeffrey L. Cunningham
President and Chief Executive Officer